Exhibit 1(g)


                    BLACKROCK LARGE CAP SERIES FUNDS, INC.

              ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION
          INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION
             AND RECLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK

      BLACKROCK LARGE CAP SERIES FUNDS, INC., a Maryland corporation, having its principal office in the city of Baltimore, Maryland (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland (the "Department") that:

            FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion (3,000,000,000) shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      BlackRock Large Cap Core Fund
                        Investor A Common Stock             300,000,000
                        Investor B Common Stock             200,000,000
                        Investor C Common Stock             400,000,000
                        Institutional Common Stock          400,000,000
                        Class R Common Stock                200,000,000

      BlackRock Large Cap Growth Fund
                        Investor A Common Stock             100,000,000
                        Investor B Common Stock             200,000,000
                        Investor C Common Stock             100,000,000
                        Institutional Common Stock          100,000,000
                        Class R Common Stock                200,000,000
                        Service Common Stock                 50,000,000

      BlackRock Large Cap Value Fund
                        Investor A Common Stock             100,000,000
                        Investor B Common Stock             200,000,000
                        Investor C Common Stock             100,000,000
                        Institutional Common Stock          100,000,000
                        Class R Common Stock                200,000,000
                        Service Common Stock                 50,000,000

                                                   Total:  3,000,000,000

            All shares of all classes and series of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share. The aggregate par value of all shares of all classes and series of the Corporation's capital stock is Three Hundred Million Dollars ($300,000,000).

            SECOND: The Board of Directors of the Corporation, acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby


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      increases the number of authorized shares of capital stock of the
      Corporation's common stock by Six Hundred Million (600,000,000) shares.

            THIRD: After this increase in the number of authorized shares of capital stock of the Corporation's common stock, the Corporation will have the authority to issue Three Billion Six Hundred Million (3,600,000,000) shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      BlackRock Large Cap Core Fund
                        Investor A Common Stock              300,000,000
                        Investor B Common Stock              200,000,000
                        Investor C Common Stock              400,000,000
                        Institutional Common Stock           400,000,000
                        Class R Common Stock                 200,000,000

      BlackRock Large Cap Growth Fund
                        Investor A Common Stock              100,000,000
                        Investor B Common Stock              200,000,000
                        Investor C Common Stock              100,000,000
                        Institutional Common Stock           100,000,000
                        Class R Common Stock                 200,000,000
                        Service Common Stock                  50,000,000

      BlackRock Large Cap Value Fund
                        Investor A Common Stock              100,000,000
                        Investor B Common Stock              200,000,000
                        Investor C Common Stock              100,000,000
                        Institutional Common Stock           100,000,000
                        Class R Common Stock                 200,000,000
                        Service Common Stock                  50,000,000

                                                    Total:  3,000,000,000

            The remainder of the Corporation's capital stock, Six Hundred Million (600,000,000) shares of common stock, is not designated as to any class or series.

            After this increase in the number of authorized shares of capital stock of the Corporation, all shares of all classes and series of the Corporation's capital stock, including the shares of common stock which are not designated as to any class or series, will have a par value of Ten Cents ($0.10) per share and the aggregate par value of the shares of all classes and series of the Corporation's capital stock will be Three Hundred Sixty Million Dollars ($360,000,000).

            FOURTH: Pursuant to authority expressly vested in the Board of Directors of the Corporation by its charter, the Board of Directors hereby reclassifies Six Hundred Million (600,000,000) authorized and unissued shares of the Corporation's common stock which are not designated as to any class or series as follows: Two Hundred Million (200,000,000) shares are classified as Class K Common Stock for a new series of


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      common stock designated BlackRock Large Cap Core Retirement Portfolio,
      Two Hundred Million (200,000,000) shares are classified as Class K Common Stock for a new series of common stock designated BlackRock Large Cap Growth Retirement Portfolio and Two Hundred Million (200,000,000) shares are classified as Class K Common Stock for a new series of common stock designated BlackRock Large Cap Value Retirement Portfolio.

            FIFTH: The designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Class K Common Stock are as follows:

            Class K Common Stock of the Corporation shall represent the same interest in the Corporation and have identical designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as the Institutional Common Stock in the other series of the Corporation's common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter.

            SIXTH: After the reclassification of authorized shares, the Corporation will have the authority to issue Three Billion Six Hundred Million (3,600,000,000) shares of capital stock as follows:

      Series and Classes                             Number of Authorized Shares
      ------------------                             ---------------------------
      BlackRock Large Cap Core Fund
                        Investor A Common Stock               300,000,000
                        Investor B Common Stock               200,000,000
                        Investor C Common Stock               400,000,000
                        Institutional Common Stock            400,000,000
                        Class R Common Stock                  200,000,000

      BlackRock Large Cap Growth Fund
                        Investor A Common Stock               100,000,000
                        Investor B Common Stock               200,000,000
                        Investor C Common Stock               100,000,000
                        Institutional Common Stock            100,000,000
                        Class R Common Stock                  200,000,000
                        Service Common Stock                   50,000,000

      BlackRock Large Cap Value Fund
                        Investor A Common Stock               100,000,000
                        Investor B Common Stock               200,000,000
                        Investor C Common Stock               100,000,000
                        Institutional Common Stock            100,000,000
                        Class R Common Stock                  200,000,000
                        Service Common Stock                   50,000,000

      BlackRock Large Cap Core Retirement Portfolio
                        Class K Common Stock                  200,000,000

      BlackRock Large Cap Growth Retirement Portfolio
                        Class K Common Stock                  200,000,000

      BlackRock Large Cap Value Retirement Portfolio
                        Class K Common Stock                  200,000,000

                                                      Total: 3,600,000,000

            After the classification of authorized shares, all shares of all series and classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Sixty Million Dollars ($360,000,000)

            SEVENTH: These Articles Supplementary shall be effective as of the
      [       ] day of [      ], 2007.

      IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President
and Treasurer and attested by its Secretary on the                day
of              , 2007.

                                          BLACKROCK LARGE CAP SERIES FUNDS, INC.


                                          By:
                                             -----------------------------------
                                             Donald C. Burke,
                                             Vice President and Treasurer




Attest:


_____________________________________
Alice A. Pellegrino, Secretary



      THE UNDERSIGNED, VICE PRESIDENT AND TREASURER OF BLACKROCK LARGE CAP SERIES FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.


                                                ________________________________
                                                Donald C. Burke,
                                                Vice President and Treasurer




Dated:                  , 2007